Exhibit 10.5

                            ASSET PURCHASE AGREEMENT


                  THIS AGREEMENT, dated as of November 30, 1992, among CFS FUNERAL SERVICES, INC., a Delaware corporation (the "Purchaser"), WALLIS & SON FUNERAL HOMES, INC., a Georgia corporation ("Wallis"), and WARD'S FUNERAL HOME, INC., a Delaware corpration ("Ward's") (Wallis and Ward's are together hereafter referred to as the "Companies"), and SCI GEORGIA FUNERAL SERVICES, INC., a Delaware corporation ("SCI-Georgia"), and SENTINEL GROUP, INC., a Delaware corporation ("Sentinel"), (SCI-Georgia and Sentinel are together hereinafter referred to as the "Shareholders");

                                   WITNESSETH:

                  WHEREAS, Wallis owns and operates the Sipple's Mortuary, a funeral home located in Savannah, Georgia (the "Sipples Home"), and Ward's owns and operates the two Ward's Funeral Homes located in Gainesville and Cleveland, Georgia (the "Ward's Homes") (the Sipples Home and the Ward's Homes being referred to hereafter collectively as the "Homes"); and

                  WHEREAS, SCI-Georgia owns all of the issued and outstanding capital stock of Wallis, and Sentinel owns all of the issued and outstanding capital stock of Ward's; and

                  WHEREAS, the parties desire that the Purchaser acquire substantially all of the assets, rights and properties of the Homes from the Companies, all on the terms and subject to the conditions hereinafter set forth;

                  NOW, THEREFORE, the parties agree as follows:

                  1.       PURCHASE AND SALE OF ASSETS.

                           1.1. TRANSFER OF ASSETS. Subject to the provisions of
                  this Agreement, the Companies agree to sell and the Purchaser agrees to purchase, at the Closing referred to in Section 2.1, all of the properties, assets, rights and business of the Homes described below, as they shall exist at the time of the Closing (collectively, the "Assets"), excluding those described in Section 1.2:

                                  (i) accounts and notes receivable;

                                 (ii) inventories of caskets, accessories,
                           monuments and other goods and inventories;

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                                (iii) the five motor vehicles described on
                           Schedule 3.7, and the other machinery, equipment, furniture, fixtures, supplies, crematories, tools and other fixed assets and property, plant and equipment, including those described on Schedule 3.7;

                                 (iv) as to the Sipples Home, the leasehold
                           interests under the lease described on Schedule 1.4 and, as to the Ward's Homes, fee simple title to the owned real property described on Schedule 3.5;

                                  (v) all cash balances in bank accounts and
                           certificates of deposit, but only if such cash balances or certificates of deposit are committed fund obligations under preneed contracts;

                                 (vi) the rights of the Companies under pre-need
                           contracts and the other agreements, leases and commitments described on Schedule 1.4;

                                (vii) all rights owned or held by the Companies
                           to the names "Sipple's Mortuary", "Ward's Funeral Home" and all derivatives thereof;

                               (viii) all transferrable permits and licenses,
                           and all books, records, brochures and literature, rights in unemployment compensation, industrial accident and other similar funds, and prepaid items; and

                                 (ix) all other assets, rights and properties
                           owned or held by the Companies at the time of Closing and used in the operation of, or in connection with, the business of the Homes or located thereon, excluding those described in Section 1.2.

                  At the Closing, the Companies shall convey to the Purchaser the Assets free and clear of any and all liens, security interests, pledges, encumbrances, or title restrictions of any kind (collectively, "Liens"), other than Liens against real property described on Schedule 3.5 approved by the Purchaser (the "Permitted Encumbrances").

                           1.2. RETAINED ASSETS. Notwithstanding the foregoing,
                  the following properties, assets, rights and interests (the "Retained Assets") are hereby excluded

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                  from the purchase and sale contemplated hereby and are
                  therefore not included in the Assets:

                                (i) all cash on hand or on deposit, including
                           bank account balances, certificates of deposit and marketable securities, excluding, however, account balances and certificates of deposit described in
                           Section 1.1(v);

                               (ii) intercompany accounts and notes receivable
                           owed to either Company by the Shareholders or any of their affiliates which do not arise out of the sale of goods or services of such Company;

                              (iii) the corporate records, minutes of
                           proceedings, stock records and corporate seal of either Company, and any shares of either Company's capital stock held in its treasury;

                               (iv) either Company's share of any prepaid
                           federal or state income taxes and any rights to or claims for federal or state income tax refunds; and

                                (v) all assets, rights and properties of funeral
                           homes owned and operated by the Companies, other than the Homes.

                           1.3. PURCHASE PRICE. The purchase price for the
                  Assets shall be $2,300,000, all of which shall be paid in cash at Closing by wire transfer to such account as the Shareholders shall designate prior to Closing.

                           1.4. ASSUMPTION OF LIABILITIES. The Purchaser, upon
                  the sale and purchase of the Assets, shall, subject to Section
                  1.5. below, assume and agree to pay or discharge only the following liabilities and obligations of the Companies (collectively, the "Assumed Liabilities"):

                                (i) liabilities under the preneed contracts
                           described in Section 3.9, under preneed contracts entered into in the ordinary course of business between the date of such schedule and the Closing Date, and under at-need contracts for services to be performed following Closing, provided that the entire amount of consideration payable by the customers under at-need contracts is payable following Closing or an appropriate adjustment to such effect shall be made at Closing between the Companies and the Purchaser; and

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                               (ii) obligations arising after Closing under the
                           agreements and leases and commitments described on
                           Schedule 1.4 hereto (the "Assumed Contracts").

                           The assumption by the Purchaser of the Assumed
                  Liabilities shall not enlarge any rights or remedies of any third parties under any contracts or arrangements with the Company. Nothing herein shall prevent the Purchaser from contesting in good faith any of the Assumed Liabilities. At Closing, the Purchaser shall deliver to the Companies an instrument (which may be combined with one or more contract assignments), dated the Closing Date and reasonably satisfactory in form and substance to the Companies, pursuant to which the Purchaser will assume the Assumed Liabilities.

                           1.5. LIMITATIONS ON ASSUMPTION. Notwithstanding
                  Section 1.4. above, the Purchaser will not assume and does not agree to pay or discharge any obligations or liabilities of the Companies not specifically included in the Assumed Liabilities and, in particular, Purchaser shall not assume or agree to pay or discharge any of the following:

                                  (i) any notes or accounts payable of any kind,
                           regardless of whether entered into in the ordinary course of business;

                                 (ii) any federal, state or local tax of any
                           type, whether arising by reason of the sale of the Assets or by operation of the Homes prior to the Closing Date;

                                (iii) any losses, costs, damages or expense
                           based upon or arising from any claims, litigation, legal proceedings or other actions against either Company based upon any set of facts occurring prior to the Closing;

                                 (iv) the liabilities and obligations under any
                           warranties to customers with respect to goods or products sold or services provided by the Companies prior to Closing;

                                  (v) all personal injury, product liability
                           claims, claims of environmental damage, claims of hazards to health, strict liability, toxic torts, enforcement proceedings, cleanup orders and other similar actions or claims instituted by private parties or governmental agencies, with respect to

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                           the conduct of the business and operations of the
                           Companies prior to Closing; or

                                 (vi) any other liability or obligation not
                           specifically included within the Assumed Liabilities.

                           1.6. CERTAIN PRORATIONS. All normal and customarily
                  proratable items, including without limitation, real estate and personal property taxes, rents under leases and utility bills, and payments under the Assumed Contracts shall be prorated as of the Closing Date, the Companies being charged and credited for all of same up to such date and the Purchaser being charged and credited for all of same on and after such date. Utility services will be transferred to the Purchaser's name on or as soon as possible after the Closing Date. If the actual amounts to be prorated are not known as of the Closing Date, the prorations shall be made on the basis of the best evidence then available, and thereafter, within thirty (30) days after actual figures are received, a cash settlement will be made between the Companies and the Purchaser.

                           1.7. INSTRUMENTS OF TRANSFER. At the Closing, each
                  Company shall deliver to the Purchaser such instruments of transfer, assignment and conveyance, including (without limitation) bills of sale, contract assignments and assignments of motor vehicle registrations, transferring title to the Assets to the Purchaser as may reasonably be requested by the Purchaser. Such instruments shall be reasonably satisfactory in form and substance to the Purchaser and shall vest in the Purchaser good and indefeasible title to all the Assets, free and clear of all Liens other than the Permitted Encumbrances.

                           1.8. DELIVERY OF RECORDS, CONTRACTS AND TRUST FUNDS.
                  At the Closing, each Company will deliver to the Purchaser all of the Assumed Contracts, with such assignments thereof and (to the extent required within the period contemplated in Section 7.8) consents to assignment as the Purchaser shall deem necessary to assure the Purchaser of their full benefit. Simultaneously with such deliveries, each Company shall take all requisite steps to put the Purchaser in actual possession and operating control of the Assets and all of such Company's on-site business records, books and other data. In addition, at the Closing, the Shareholders, the Companies and the Purchaser shall coordinate with one another in taking all necessary or appropriate action to

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                  cause the transfer of the trust funds referred to in Section
                  3.9 including, without limitation, the obtaining of governmental and third party consents and, if necessary, the substitution of a successor trustee by the Purchaser or a designee of the Purchaser.

                           1.9. FURTHER ASSURANCES. The Shareholders and the
                  Companies shall from time to time after the Closing, without further consideration, execute and deliver such instruments of transfer, conveyance and assignment (in addition to those delivered pursuant to Section 1.7), and shall take such other action, as the Purchaser may reasonably request to more effectively transfer, convey and assign to and vest in the Purchaser, and to put the Purchaser in actual possession and control of, each of the Assets.

                  2. THE CLOSING. The Closing shall occur at the offices of Butler & Binion, L.L.P., 1000 Louisiana, Suite 1600, Houston, Texas, at 9:00 a.m. on the tenth business day following the Purchaser's receipt of notice of the approval referred to in Section 7.9, or at such other date, time or place as may be mutually agreed upon by the parties, but in no event later than December 31, 1992. The date and time of the Closing is herein called the "Closing Date", and shall be deemed to have occurred as of the commencement of business on the Closing Date. All action to be taken at the Closing as hereinafter set forth, and all documents and instruments executed and delivered, and all payments made with respect thereto, shall be considered to have been taken, delivered or made simultaneously, and no such action or delivery or payment shall be considered as complete until all action incident to the Closing has been completed.

                  3. REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE SHAREHOLDERS. The Companies and the Shareholders jointly and severally represent and warrant to and agree with the Purchaser that:

                           3.1. ORGANIZATION AND EXISTENCE. The Companies and
                  the Shareholders are each a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and each has all requisite corporate power to enter into and perform its obligations under this Agreement.

                           3.2. OWNERSHIP OF THE COMPANIES. All of the issued
                  and outstanding shares of capital stock of Wallis are owned of record and beneficially by SCI-Georgia, and all of the issued and outstanding shares of capital stock

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                  of Ward's are owned of record and beneficially by Sentinel.

                           3.3. CERTAIN FINANCIAL INFORMATION. During the twelve
                  months ended December 31, 1991, the Sipples Home had gross revenues (less discounts) of at least $1,023,984.00, and during the four months ended December 31, 1991, the Ward's Homes had gross revenues (less discounts) of at least $351,625.00; and during such periods, the Sipples Home performed at least 299 adult funeral services, and the Ward's Homes performed at least 63 adult funeral services. During the six months ended June 30, 1992, the Sipples Home had gross revenues (less discounts) of at least $493,639.00 and the Ward's Homes had gross revenues (less discounts) of at least $484,271.00; and during such period, the Sipples Home performed at least 141 adult funeral services and the Ward's Homes performed at least 125 adult funeral services. Attached hereto as Schedule 3.3 is a listing of the accounts receivable and inventory of each Home as of September 30, 1992, and (as shown on such Schedule) the total inventories (determined at cost) and accounts receivable (at face value) of the Homes at such date are as set forth below:

                                                                Accounts
                                              Inventories      Receivable
                                              -----------      ----------

                           Sipples Home         $38,750         $209,190

                           Ward's Homes         $57,493         $158,740

                           3.4. TITLE TO AND STATUS OF PROPERTIES. Each Company
                  is in actual possession and control of all properties owned or leased by it which are presently used in the conduct of the business of the Homes, and has good and indefeasible title to all of the Assets to be sold and conveyed to the Purchaser under this Agreement, free and clear of any and all Liens other than the Permitted Encumbrances.

                           3.5. REAL PROPERTY. Schedule 3.5 hereto sets forth a
                  description of each parcel of real property leased by Wallis for operation in the Sipples Home and owned by Ward's for use in the Ward's Homes (hereafter referred to collectively as the "Real Property"). Schedule 3.5 also describes all Liens of any kind against the Real Property on which the Ward's Homes are situated; there are no Liens against Wallis' leasehold interest in the Real Property on which the Sipples Home is situated.

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                  There is not pending or, to the Shareholders' knowledge,
                  threatened any proceeding for the taking or condemnation of the Real Property or any portion thereof. Since December 30, 1986, (in the case of the Sipples home) or August 30, 1991, (in the case of the Ward's Homes), no toxic or hazardous wastes (as defined by the U.S. Environmental Protection Agency, or any similar state or local agency) or hazardous substances (as defined under the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended, or the Resource Conservation and Recovery Act, as amended, or any similar state or local statute or regulation) have been generated, stored, dumped or released onto or from any portion of the Real Property, except for substances, such as formaldehyde, that are used in the operation of the Real Property as funeral homes or otherwise in the ordinary course of business and have been properly used, stored and disposed of in accordance with applicable legal requirements, and except for any of the foregoing which would not, individually or in the aggregate, have a material adverse impact on the financial condition, operations, properties or prospects of the Homes. To the knowledge of the Companies and the Shareholders, the Real Property is not now subject to any reclamation, remediation or reporting requirements of any federal, state, local or other governmental body or agency having jurisdiction over the Real Property. To the knowledge of the Companies and the Shareholders, none of the Real Property contains any underground storage tanks or PCBs.

                           3.6. ABSENCE OF CHANGES OR EVENTS. Since June 30,
                  1992, there has not been:

                                  (i) any material adverse change in the
                           financial condition, operations, properties or prospects of any Home;

                                 (ii) any material damage, destruction or losses
                           against any Home or any waiver of any rights of material value to any Home;

                                (iii) any claim or liability for any material
                           damages for any actual or alleged negligence or other tort or breach of contract against or affecting any Home; or

                                 (iv) any transaction or event entered into or
                           affecting any Home other than in the ordinary course of the business.

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                           3.7. FIXED ASSETS. Schedule 3.7 hereto lists all
                  material items of motor vehicles, equipment, fixtures and other major fixed assets owned by the Companies which are used in the operation of, or in connection with, the business of the Homes or located thereon. All such Assets are, taken as a whole, in operating condition and reasonable repair, ordinary wear and tear excepted.

                           3.8. CONTRACTS AND COMMITMENTS. Each Assumed Contract
                  is valid and in full force and effect and neither the Companies, nor, to the knowledge of the Companies and the Shareholders, any of the other parties thereto, are in default thereunder.

                           3.9. PRE-NEED CONTRACTS AND TRUST ACCOUNTS. Schedule
                  3.9 attached hereto lists, as of October 20, 1992 (in the case of the Sipples Home) and October 31, 1992 (in the case of the Ward's Homes), or later if otherwise indicated on such schedule, (i) all preneed contracts of each Home unfulfilled as of the date thereof, including contracts for the sale of funeral merchandise and services, and (ii) all trust accounts relating to each Home, indicating the location of each and the balance thereof. In addition, on or before three business days prior to Closing, the Companies shall deliver to the Purchaser a Schedule listing the information described in such clauses
                  (i) and (ii) as the date thereof. All funds received by the Companies for the Homes under preneed contracts entered into after December 30, 1986 (in the case of the Sipples Home) or August 30, 1991 (in the case of the Ward's Homes) have been deposited in the appropriate accounts and administered and reported in accordance with the terms thereof and as required by applicable laws and regulations. As to all preneed accounts set forth on Schedule 3.9, either (i) such accounts are covered by written contracts signed or approved by the customer, (ii) the direct costs to be incurred by the Purchaser in providing the services and merchandise called for by any unwritten agreements will not exceed trusted principal and interest receivable with respect thereto or (iii) the obligations of the Companies thereunder are no more than to apply as a credit the amount of trust balances, including interest, for any particular account against the price for performing the service and providing products on an at-need basis. The services provided by the Companies at the Homes since December 30, 1986 (in the case of the Sipples Home) or August 30, 1991 (in the case of the Ward's Homes) have been rendered in a professional and competent manner consistent with prevailing professional standards, practices and customs.

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                           3.10. INTANGIBLE RIGHTS. Neither Company has
                  received, at any time, notice that it is charged with infringement of any patent, trademark, trade secret, license or other similar proprietary rights of any other person in respect of the operation of the business of any of the Homes or the use or ownership of the Assets.

                           3.11. LICENSES, PERMITS, ETC. To the knowledge of the
                  Companies and the Shareholders, each Company possesses all licenses, franchises, permits, certificates, consents, rights and privileges necessary or appropriate to the conduct of the operations of the Homes, including (without limitation) all permits necessary for compliance with all applicable environmental laws, except for any such license, franchise, permit, certificate, consent, right or privilege the absence of which would not, individually or in the aggregate, have a material adverse effect on the financial condition, business, operations or prospects of any of the Homes or any substantial portion of the Assets.

                           3.12. LITIGATION. Other than the proceedings pending
                  before the Federal Trade Commission which are the subject of the agreed consent order referred to in Section 7.9, there are no claims, actions, suits, proceedings or investigations pending or, to the Shareholders' knowledge, threatened against or affecting either Company (with respect to the operation of any of the Homes) or any of the Assets, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, except for any such claim, action, suit, proceeding or investigation which would not, individually or in the aggregate, have a material adverse effect on the financial condition, business, operations or prospects of any Home or any substantial portion of the Assets. Neither Company is subject to any continuing court or administrative order, writ, injunction or decree issued by any court or foreign, federal, state, municipal or other governmental department, commission, board, agency or instrumentality, in respect of the operation of any Home or the use or ownership of the Assets.

                           3.13. COMPLIANCE WITH LAWS. The Companies have
                  operated each Home at all times since December 30, 1986 (in the case of the Sipples Home) or August 30, 1991 (in the case of the Ward's Homes) in compliance with all federal, state, municipal and other statutes, rules, ordinances and regulations applicable to the Homes, the operation thereof and the Assets to be sold and conveyed

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                  to the Purchaser hereunder, except for any such noncompliance which would not, individually or in the aggregate, have a material adverse effect on the financial condition, business, operations or prospects of any Home or any substantial portion of the Assets.

                           3.14. FINDERS. Neither Shareholder nor either Company
                  (nor Service Corporation International) is a party to or in any way obligated under any contract or other agreement, and there are no outstanding claims against any of them, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                           3.15. AUTHORITY. The execution, delivery and
                  performance of this Agreement by the Shareholders and the Companies have been duly authorized by their respective Boards of Directors. This Agreement is legally binding and enforceable against each Shareholder and each Company in accordance with its terms. Neither the execution, delivery nor performance of this Agreement by either Shareholder or either Company will result in a violation or breach of, nor constitute a default or accelerate the performance required under, the respective Certificate or Articles of Incorporation or bylaws of either Shareholder or either Company or any indenture, mortgage, deed of trust or other contract or agreement to which it is a party or by which it or its properties are bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body.

                           3.16. FULL DISCLOSURE. The representations and
                  warranties made by the Companies and the Shareholders hereunder or in any Schedules or certificates furnished to the Purchaser pursuant hereto, do not and will not contain any untrue statement of a material fact or, to the knowledge of the Companies and the Shareholders, omit to state a material fact required to be stated herein or therein or necessary to make the representations or warranties herein or therein, in light of the circumstances in which they are made, not misleading.

                  4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to and agrees with the Companies and the Shareholders that:

                           4.1. ORGANIZATION AND EXISTENCE. The Purchaser is a
                  corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and

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                  perform its obligations under this Agreement. The Purchaser is duly qualified as a foreign corporation in the State of Georgia.

                           4.2. AUTHORITY OF THE PURCHASER. The execution,
                  delivery and performance of this Agreement by the Purchaser has been duly authorized by its Board of Directors. This Agreement is valid and binding upon the Purchaser and enforceable against the Purchaser in accordance with its terms. Neither the execution, delivery or performance by the Purchaser of this Agreement will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or bylaws of the Purchaser or under any indenture, mortgage, deed of trust or other contract or agreement to which it is a party or by which it or its property is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body. At or prior to Closing, the Purchaser will have made all necessary applications and obtained all necessary licenses and permits, if any, which, together with the transfer of the Companies' transferrable licenses and permits described in Section 1.1(viii), will be required in order to enable the Purchaser to acquire the Assets hereunder and consummate the Closing.

                           4.3. FINDERS. The Purchaser is not a party to or in
                  any way obligated under any contract or other agreement, and there are no outstanding claims against it, for the payment of any broker's or finder's fee in connection with the origin, negotiation, execution or performance of this Agreement.

                           4.4. FULL DISCLOSURE. The representations and
                  warranties made by the Purchaser hereunder, or in any certificates furnished to the Shareholders or the Companies pursuant hereto or thereto, do not and will not contain any untrue statement of a material fact or, to the Purchaser's knowledge, omit to state a material fact required to be stated herein or therein or necessary to make the representations or warranties herein or therein, in light of the circumstances in which they are made, not misleading.

                  5. COVENANTS OF THE COMPANIES AND THE SHAREHOLDERS PENDING CLOSING. The Companies and the Shareholders jointly and severally covenant and agree with the Purchaser that:

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                           5.1. CONDUCT OF BUSINESS. From the date of this
                  Agreement to the Closing Date, the business of each Home will be operated only in the ordinary course, and, in particular, without the prior written consent of the Purchaser, neither Shareholder nor either Company will cause or permit any of the following actions to occur:

                                  (i) cancel or permit any insurance applicable
                           to the Assets or any Home to lapse or terminate, unless renewed or replaced by like coverage;

                                 (ii) commit any act or permit the occurrence of
                           any event or the existence of any condition of the type described in clause (iv) of Section 3.6; in addition, if any of the other events described in
                           Section 3.6 occurs, the Shareholders will promptly notify the Purchaser of the existence and nature of such event;

                                (iii) alter, amend, cancel or modify in any
                           respect any of the Assumed Contracts or the standard form of, and terms and conditions applicable to, preneed contracts;

                                 (iv) sell or otherwise dispose of any of the
                           fixed assets described on Schedule 3.7; or

                                  (v) hire, fire, reassign or make any other
                           change in key personnel of any Home.

                           5.2. ACCESS TO INFORMATION. Prior to Closing, the
                  Shareholders will give and cause each Company to give to the Purchaser and its counsel, accountants and other representatives, full and free access to all of the on-site properties, books, contracts, commitments and records of each Home so that the Purchaser may have full opportunity to make such investigation as it shall desire to make of the business, affairs and properties of the Homes, provided such investigation is conducted so as not to unreasonably interfere with the normal day-to-day operations of any Home.

                           5.3. CONSENTS AND APPROVALS. The Shareholders will
                  use their best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on their part and on the part of the Companies to consummate the transactions contemplated by this Agreement, including the approval of the Federal Trade Commission described in Section 7.9.

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                           5.4. NO SHOP. For so long as this Agreement remains
                  in effect, the Shareholders and the Companies agree that neither they nor Service Corporation International shall enter into any agreements or commitments, or initiate, solicit or encourage any offers, proposals or expressions of interest, or otherwise hold any discussions with any potential buyers, investment bankers or finders, with respect to the possible sale or other disposition of all or any substantial portion of the assets and business of any Home or any other sale of either Company (whether by merger, consolidation, sale or stock or otherwise), other than with the Purchaser; provided, however, that any such merger, consolidation or sale of stock may occur with either Shareholder or one or more direct or indirect wholly owned subsidiaries of Service Corporation International, provided that the successor entity joins in the execution of this Agreement to expressly acknowledge the assumption of the obligations hereunder of the applicable Company.

                  6. COVENANTS OF THE PURCHASER PENDING CLOSING. The Purchaser covenants with the Shareholders and the Companies that:

                           6.1. CONSENTS AND APPROVALS. The Purchaser will use
                  its best efforts to obtain the necessary consents and approvals of other persons which may be required to be obtained on its part to consummate the transactions contemplated in this Agreement. In addition, the Purchaser agrees to furnish information regarding itself as may be reasonably required in connection with obtaining the approval of the Federal Trade Commission described in Section 7.9.

                           6.2. CONFIDENTIALITY. Prior to the Closing, the
                  Purchaser and its representatives will hold in confidence any data and information obtained with respect to the Companies from any representative, officer, director or employee of the Companies, including their accountants or legal counsel, or from any books or records of it, in connection with the transactions contemplated by this Agreement. If the transactions contemplated hereby are not consummated, neither the Purchaser nor its representatives shall use such data or information or disclose the same to others, except as such data or information is published or is a matter of public knowledge or is required by an applicable law or regulation to be disclosed. If this Agreement is terminated for any reason, all written data and information obtained by the Purchaser from the Companies or the Shareholders or their

                                     - 14 -
                  representatives in connection with the transactions contemplated by this Agreement shall be returned to the Shareholders.

                  7. CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser under this Agreement shall be subject to the following conditions, any of which may be expressly waived by it in writing; provided, however, that the conditions described in Sections 7.5 through 7.8 shall be deemed satisfied or waived by the Purchaser if it shall not have raised any objections as to any of such conditions within the 25-day period referred to therein (other than the funding of the commitment referred to in Section 7.7, which is unaffected by such 25-day period):

                           7.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS
                  PERFORMED. The Purchaser shall not have discovered any error, misstatement or omission in the representations and warranties made by the Companies and the Shareholders in Section 3 hereof; the representations and warranties made by the Companies and the Shareholders herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Companies and the Shareholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and the Purchaser shall have received a certificate, signed by an executive officer of the Companies and the Shareholders, to the effect of the foregoing provisions of this Section 7.1.

                           7.2. OPINION OF COUNSEL. The Shareholders shall have
                  caused to be delivered to the Purchaser an opinion of counsel for the Shareholders and the Companies, to the effect that:

                                 (i) each Shareholder and each Company are
                           corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation and have all requisite corporate power to enter into and perform their respective obligations under this Agreement;

                                (ii) the execution, delivery and performance of
                           this Agreement by the Shareholders and the Companies have been duly authorized by their respective Board of Directors;

                               (iii) this Agreement is valid and binding upon
                           each Shareholder and each Company and enforceable against them in accordance with its terms;

                                (iv) neither the execution, delivery or
                           performance by the Shareholders and the Companies of this Agreement will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Articles or Certificate of Incorporation or bylaws of either Shareholder or either Company or under any material loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which either Shareholder or either Company is a party or by which it or its property is bound, or violate any order, writ, injunction or decree known to such counsel and of any court, administrative agency or governmental body; and

                                 (v) no authorization, approval or consent of or
                           declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery of this Agreement by the Shareholders or the Companies or the performance of their respective obligations hereunder, except for any consents which have already been obtained.

                  Such opinion may, as to matters of fact, be given in reliance upon certificates of officers of the Shareholders and the Companies and certificates of public officials, copies of which shall be provided to the Purchaser at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights and by principles of equity. Such opinion may be limited to federal law and the internal laws of the State of Texas.

                           7.3. NO LOSS OR DAMAGE. Prior to the Closing there
                  shall not have occurred any loss or damage to a substantial portion of the physical assets and properties of the any of the Homes (regardless of whether such loss or damage was insured), the effect of which would have a material adverse effect on the condition, business, operations or prospects of any such Home.

                           7.4. APPROVAL BY COUNSEL. All actions, proceedings,
                  instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been approved by counsel for the Purchaser, and such counsel shall have been furnished with such certified copies of actions and proceedings and other instruments and documents as they shall have reasonably requested.

                           7.5. PRE-ACQUISITION REVIEW. On or before twenty-five
                  (25) days after the date of this Agreement, the Purchaser and its representatives shall have completed a pre-acquisition review of the financial information and books and records of the Homes, and shall have discovered no change in the business, assets, operations, financial condition or prospects of any Home which could, in the sole determination of the Purchaser, have an adverse effect on the value to the Purchaser of the business, assets, financial condition or prospects of any such Home and the Assets being purchased.

                           7.6. ENVIRONMENTAL REPORT. On or before 25 days after
                  the date of this Agreement, the Purchaser shall have conducted, at its expense, a Phase I (and, if deemed necessary by Purchaser, a Phase II) environmental audit of the Homes and the Real Property by an environmental consulting firm selected by Purchaser, and the results of such report (together with any remedial action, if any, taken by the Companies in response thereto) shall be satisfactory to Purchaser in its sole discretion.

                           7.7. FINANCING COMMITMENT. On or before 25 days after
                  the date of this Agreement, the Purchaser shall have received, from Texas Commerce Bank National Association or another financial institution acceptable to it, a written commitment, containing such terms and conditions and otherwise in form and substance acceptable to the Purchaser, providing for the extension of financing in order to provide the portion of the consideration for the Assets not furnished by the Purchaser or obtained by the Purchaser from other sources. It shall be a further condition to Closing, unaffected by such 25-day period, that such commitment shall have been funded in such amount contemporaneously with the Closing, provided that the Purchaser agrees to perform its obligations under such commitment.

                           7.8. FORMER OWNER CONTRACTS. On or before 25 days
                  after the date of this Agreement, each of the other parties to the lease agreements, employment agreements and non-competition agreements described on Schedule 1.4 shall have consented to the assignment thereof by the

                  Companies to the Purchaser, and each of such lease agreements, employment agreements and non-competition agreements shall have been extended, amended and otherwise modified, or new agreements entered into, in a manner and in form and content mutually acceptable to the Purchaser and each of such other parties.

                           7.9. FTC AND OTHER APPROVALS. The Purchaser shall
                  have received written notice of the approval of the Purchaser and the transactions described herein by the Federal Trade Commission (the "FTC") under the FTC's consent decrees with Service Corporation International (as proposed and reported in 50 Fed.Reg. 37,359 (Aug. 6, 1991)) and with Sentinel (as proposed and reported in 50 Fed.Reg. 37,357 (Aug. 6, 1991)). In addition, the Shareholders shall have obtained all other necessary or appropriate consents and approvals of other persons and governmental authorities to the transactions contemplated in this Agreement.

                           7.10. TITLE INSURANCE. The Purchaser shall have
                  received an Owner's Policy of Title Insurance (at the Shareholders' expense) for the Real Property on which the Ward's Homes are situated, and a Leasehold Policy of Title Insurance (at the Purchaser's expense) for the Real Property on which the Sipples Home is situated, each in an amount mutually determined by the parties. Each such policy shall be issued by a title company with offices in each County in which the Real Property is located and reasonably acceptable to the Purchaser (each hereafter referred to as a "Title Company"), insuring that Purchaser is the owner or sole lessee of each parcel of the Real Property subject only to the Permitted Encumbrances, and the standard printed exceptions included in a standard form Owner or Leasehold Policy of Title Insurance in effect in the applicable jurisdiction; provided, however, that such policy shall be limited to restrictions that are Permitted Encumbrances, the standard exception pertaining to discrepancies, conflicts or shortages in area shall be deleted except for "shortages in area", the exception for rights of parties in possession shall be deleted, and the standard exception for taxes shall be limited to the year in which the Closing occurs, and subsequent years and subsequent assessments for prior years due to change in land usage or ownership.

                           7.11. SURVEY. The Purchaser shall have received, at
                  the Shareholders' expense (in the case of the Real Property on which the Ward's Homes are located) and at the Purchaser's expense (in the case of the Real Property on which the Sipples Home is located), a survey prepared by a licensed surveyor approved by Purchaser and acceptable to each Title Company, with respect to each parcel of Real Property, which survey shall be sufficient for each Title Company to delete the survey exception contained in the policies of title insurance referred to in Section 7.10, save and except for the phrase "shortages in area", and otherwise be in form and content reasonably acceptable to Purchaser and its lender.

                  8. CONDITIONS TO OBLIGATIONS OF THE COMPANIES AND THE SHAREHOLDERS. The obligations of the Companies and the Shareholders under this Agreement shall be subject to the following conditions, any of which may be expressly waived by the Shareholders in writing:

                           8.1. REPRESENTATIONS AND WARRANTIES TRUE; COVENANTS
                  PERFORMED. The Shareholders shall not have discovered any material error, misstatement or omission in the representations and warranties made by the Purchaser in
                  Section 4 hereof; the representations and warranties made by the Purchaser herein shall be deemed to have been made again at and as of the time of Closing and shall then be true and correct; the Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing; and the Shareholders shall have received a certificate, signed by an executive officer of the Purchaser, to the effect of the foregoing provisions of this Section 8.1.

                           8.2. OPINION OF COUNSEL. The Purchaser shall have
                  caused to be delivered to the Shareholders and the Companies an opinion of Butler & Binion, L.L.P., counsel for the Purchaser, to the effect that:

                                 (i) the Purchaser is a corporation duly
                           organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power to enter into and perform its obligations under this Agreement; and the Purchaser is duly qualified as a foreign corporation in the State of Georgia;

                                (ii) the execution, delivery and performance of
                           this Agreement by the Purchaser have been duly authorized by its Board of Directors;

                               (iii) this Agreement is valid and binding upon
                           the Purchaser and enforceable against the Purchaser in accordance with its terms;

                                (iv) neither the execution, delivery or
                           performance by the Purchaser of this Agreement will conflict with or result in a violation or breach of any term or provision of, nor constitute a default under, the Certificate of Incorporation or bylaws of the Purchaser or under any loan or credit agreement, indenture, mortgage, deed of trust or other contract or agreement known to such counsel and to which Purchaser is a party or by which it or its property is bound, or violate any order, writ, injunction or decree known to such counsel and of any court, administrative agency or governmental body; and

                                 (v) no authorization, approval or consent of or
                           declaration or filing with any governmental authority or regulatory body, federal, state or local, is necessary or required in connection with the execution and delivery of this Agreement by the Purchaser or the performance of its obligations hereunder, except for such consents which have already been obtained.

                  Such opinion may, as to matters of fact, be given in reliance upon certificates of officers of the Purchaser and certificates of public officials, copies of which shall be provided to the Shareholders and the Companies at Closing. Any opinion as to the enforceability of any document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights and by principles of equity. Such opinion may be limited to federal law, the internal laws of the State of Texas and the General Corporation Law of the State of Delaware.

                           8.3. CONSENTS AND APPROVALS. The consents and
                  approvals referred to in Section 7.9, including the approval of the FTC, shall have been obtained.

                  9. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                           9.1. NATURE OF STATEMENTS. All statements contained
                  in this Agreement or any Schedule hereto shall be deemed representations and warranties of the party executing or delivering the same.

                           9.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
                  Regardless of any investigation made at any time by or on behalf of any party hereto, all covenants, agreements, representations and warranties made hereunder or in any Schedule hereto shall not terminate, but shall survive the Closing and continue in effect thereafter for a period of two
                  (2) years following the Closing, at which time they shall terminate (except as to claims which are then pending by written notice delivered prior to the expiration of such two-year period).

                  10. INDEMNIFICATION.

                           10.1. INDEMNIFICATION BY THE SHAREHOLDERS AND THE
                  COMPANIES. The Shareholders and the Companies jointly and severally agree to indemnify and hold harmless the Purchaser and its successors and assigns from and against any and all losses, damages, liabilities, obligations, costs or expenses (any one such item being herein called a "Loss" and all such items being herein collectively called "Losses") which are caused by or arise out of (i) any breach or default in the performance by either Shareholder or either Company of any covenant or agreement of the Shareholders and the Companies contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by either Shareholder or either Company herein, in any Schedule delivered to the Purchaser pursuant hereto or in any certificate or other instrument delivered by or on behalf of such Shareholder or such Company pursuant hereto, (iii) any claim made against the Purchaser in respect of any liabilities or obligations of either Company (whether absolute or contingent) other than the Assumed Liabilities, and (iv) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

                           10.2. INDEMNIFICATION BY THE PURCHASER. The Purchaser
                  agrees to indemnify and hold harmless the Shareholders and the Companies and their successors and assigns from and against any Losses which are caused by or arise out of (i) any breach or default in the performance by the Purchaser of any covenant or agreement of the Purchaser contained in this Agreement,
                  (ii) any breach of warranty or inaccurate or erroneous representation made by the Purchaser herein or in any certificate or other instrument delivered by or on behalf of the Purchaser pursuant hereto, (iii) any claim made against either Shareholder or either Company in respect of the Assumed Liabilities or based on any set of facts arising after the Closing and related to the operation of the Homes, (iv) any and all actions suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing.

                           10.3. THIRD PARTY CLAIMS. If any third person asserts
                  a claim against an indemnified party hereunder that, if successful, might result in a claim for indemnification against an indemnifying party hereunder, the indemnifying party shall be given prompt written notice thereof and shall have the right (i) to participate in the defense thereof and be represented, at its own expense, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnifying party is, or will be, required to pay any amounts in connection therewith. Notwithstanding the foregoing, if within ten business days after delivery of the indemnified party's notice described above, the indemnifying party indicates in writing to the indemnified party that, as between such parties, such claims shall be fully indemnified for by the indemnifying party as provided herein, then the indemnifying party shall have the right to control the defense of such claim, provided that the indemnified party shall have the right (i) to participate in the defense thereof and be represented, at its own expense, by advisory counsel selected by it, and (ii) to approve any settlement if the indemnified party's interests are, or would be, affected thereby.

                  11. TERMINATION.

                           11.1. BEST EFFORTS TO SATISFY CONDITIONS. The
                  Shareholders and the Companies agree to use their best efforts to bring about the satisfaction of the conditions specified in
                  Section 7 hereof and the Purchaser agrees to use its best efforts to bring about the satisfaction of the conditions specified in Section 8 hereof.

                           11.2. TERMINATION. This Agreement may be terminated
                  prior to Closing by:

                                 (a) the mutual consent of the Shareholders and
                           the Purchaser;

                                 (b) the Purchaser if a material default shall
                           be made by either Shareholder or either Company in the observance or in the due and timely performance by any of their covenants herein contained, or if there shall have been a material breach or misrepresentation by either Shareholder or either Company of any of their warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by either Shareholder or either Company at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Purchaser in writing;

                                 (c) the Shareholders if a material default
                           shall be made by the Purchaser in the observance or in the due and timely performance by the Purchaser of any of the covenants of the Purchaser herein contained, or if there shall have been a material breach or misrepresentation by the Purchaser of any of its warranties and representations herein contained, or if the conditions of this Agreement to be complied with or performed by the Purchaser at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been expressly waived by the Shareholders in writing; or

                                 (d) the Shareholders or the Purchaser, if for
                           any reason the Closing shall have failed to occur on or before December 31, 1992.

                           11.3. LIABILITY UPON TERMINATION. If this Agreement
                  is terminated under paragraph (a) or (d) of Section 11.2, then no party shall have any liability to any other party hereunder. If this Agreement is terminated under paragraph (b) or (c) of Section 11.2, then (i) the party so terminating this Agreement shall not have any liability to any other party hereto, provided the terminating party has not breached any representation or warranty or failed to comply with any of its covenants in this Agreement, and (ii) such termination shall not prejudice the rights and remedies of the terminating party against any other party which has breached any of its representations, warranties or covenants herein prior to such termination. For purposes of the foregoing, the "terminating party" shall include the Companies if the terminating parties are the Shareholders.

                  12. MISCELLANEOUS.

                           12.1. EXPENSES. Whether or not the Closing occurs,
                  the parties shall each pay their own expenses in connec-tion with the negotiation, preparation and carrying out of this Agreement and the consummation of the transactions contemplated herein.

                           12.2. BULK SALES LAWS. The transactions contemplated
                  by this Agreement shall be consummated without compliance with the bulk sales laws of any state. If by reason of any applicable bulk sales law any claims are asserted by creditors of either Company, such claims shall be the responsibility of the Purchaser in the case of claims arising under any of the Assumed Liabilities, or the responsibility of the Companies and the Shareholders in the case of claims arising under any other liabilities of the Companies.

                           12.3. TAXES. Any sales or transfer taxes which may be
                  payable in connection with the sale of the Assets under this Agreement shall be paid by the Companies.

                           12.4. NOTICES. All notices, requests, consents and
                  other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered or mailed, first class, registered or certified mail, postage prepaid, as follows:

                                 (i) if to either Company or either Shareholder
                                     to:

                                     Service Corporation International
                                     1929 Allen Parkway
                                     Houston, Texas 77019
                                     Attn: President

                                     with a copy to:

                                     General Counsel
                                     Service Corporation International
                                     1929 Allen Parkway
                                     Houston, Texas 77019

                                (ii) if to the Purchaser, to:

                                     CFS Funeral Services, Inc.
                                     Three Riverway
                                     Suite 1375
                                     Houston, Texas 77056
                                     Attention: Mr. Melvin C. Payne
                                     with a copy to:

                                     Butler & Binion, L.L.P.
                                     1000 Louisiana
                                     Suite 1600
                                     Houston, Texas  77002
                                     Attention:  Mr. W. Christopher Schaeper

                  or to such other address as shall be given in writing by either party to the other party hereto.

                           12.5. ASSIGNMENT. This Agreement may not be assigned
                  by any party hereto without the consent of all of the other parties, provided, however, that following the Closing the Purchaser may assign its rights hereunder without the consent of the Shareholders or the Companies to a successor-in-interest to the Purchaser (whether by merger, sale of assets or otherwise), provided that the Purchaser shall not thereby be relieved of its obligations hereunder.

                           12.6. SUCCESSORS BOUND. Subject to the provisions of
                  Section 12.5, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

                           12.7. CHANGE OF NAMES. Promptly following the Closing
                  (but in no event later than 30 days thereafter) Sentinel and Ward's shall cause the Certificate of Articles of Incorporation of Ward's to be amended so as to change its name to one wholly dissimilar to "Ward's Funeral Home, Inc." In addition, promptly following the closing of the purchase by the Purchaser of the assets and properties of the Wallis & Son Funeral Home in LaFayette, Georgia under a separate Asset Purchase Agreement (but in no event later than 30 days thereafter), Wallis and SCI-Georgia shall cause the Certificate of Articles of Incorporation of Wallis to be amended so as to change its name to one wholly dissimilar to "Wallis & Son Funeral Home, Inc." In each case, the Shareholders will furnish the Purchaser with written evidence of each such amendment.

                           12.8. SECTION AND PARAGRAPH HEADINGS. The section and
                  paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                           12.9. AMENDMENT. This Agreement may be amended only
                  by an instrument in writing executed by both parties hereto.

                           12.10. ENTIRE AGREEMENT. This Agreement and the
                  Schedules, certificates and other documents referred to herein constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof and thereof.

                           12.11. GOVERNING LAW. This agreement shall be
                  construed and enforced under and in accordance with and governed by the law of the State of Texas.

                           12.12. COUNTERPARTS. This Agreement may be executed
                  in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered in Houston, Texas as of the date first above written.


                                      THE PURCHASER:

                                      CFS FUNERAL SERVICES, INC.



                                      By /s/ MARK W. DUFFEY
                                             Mark W. Duffey,
                                             Executive Vice President


                                      THE COMPANIES:
                                      WALLIS & SON FUNERAL HOMES, INC.



                                      By /s/ RAY A. GIPSON
                                             Ray A. Gipson,
                                             Vice President

                                      WARD'S FUNERAL HOME, INC.


                                      By /s/ RAY A. GIPSON
                                             Ray A. Gipson,
                                             Vice President


                                      THE SHAREHOLDERS:

                                      SCI GEORGIA FUNERAL SERVICES, INC.

                                      By /s/ RAY A. GIPSON
                                             Ray A. Gipson,
                                             Vice President


                                      SENTINEL GROUP, INC.

                                      By /s/ RAY A. GIPSON
                                             Ray A. Gipson,
                                             Vice President

                                     - 27 -

SCHEDULE                                DESCRIPTION
- --------                                -----------

  1.4                                   Assumed Contracts
  3.3                                   Accounts Receivable and Inventory
  3.5                                   Real Property
  3.7                                   Fixed Assets
  3.9                                   Preneed Contracts and Trust Accounts